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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------
We consent to the incorporation by reference in the registration statements of Twin Disc, Incorporated on Form S-8 (Twin Disc, Incorporated 1988 Incentive Stock Option Plan and Twin Disc, Incorporated 1988 Non-Qualified Stock Option Plan for Officers, Key Employees and Directors) of our reports dated July 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of Twin Disc, Incorporated as of June 30, 1996 and 1995 and for the years ended June 30, 1996, 1995 and 1994, which reports are included in this Annual Report on Form 10-K.






                             COOPERS & LYBRAND L.L.P.


Milwaukee, Wisconsin
September 24, 1996